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                                                                  EXHIBIT 23.01

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-04765, 33-37376, 33-43116, 33-47525, 33-71636, 33-77238,
33-83824 and 33-59571) pertaining to the 1995 Stock Option Plan, the 1986 Stock Option Plan, the 1990 Employee Stock Purchase Plan, and Non-Plan Stock Options of Radius Inc. of our report dated December 8, 1995, except for Note 11, as to which the date is December 27, 1995, with respect to the consolidated financial statements and schedule of Radius Inc. included in the Annual Report (Form 10-K/A) for the year ended September 30, 1995.

                                                    ERNST & YOUNG LLP

Palo Alto, California
July 30, 1996